Exhibit 99.1

Intellinetics Grows Revenues 25% in Q2 2023; 38% Year-to-Date

Net Income improved over $500,000, EPS of $0.03 vs. $(0.09)

COLUMBUS, OH – August 14, 2023 – Intellinetics, Inc. (NYSE American: INLX), a digital transformation solutions provider, announced financial results for the three and six months ended June 30, 2023.

2023 Second Quarter Financial Highlights

●	Total Revenue increased 24.7% over the same period in 2022.

○	The growth in Q2 was fully organic, being the first quarter of year over year Yellow Folder contributions.

●	Software as a Service revenue increased 10.3% over the same period in 2022.
●	Total operating expenses declined 1.2% against 24.7% revenue increase, leading to $430,087 positive swing in operating income.
●	Net Income of $135,734, or $0.03 per fully diluted share, compared to net loss of $374,167, or $(0.09) per fully diluted share, for the same period in 2022.
●	Adjusted EBITDA increased 28.2% to $651,646, compared to $507,743 from the same period in 2022.

	Three months ended June 30, 2023	Three months ended June 30, 2022
Revenues by revenue source
Sale of software	$63,646	$11,105
Software as a service	1,277,918	1,158,456
Software maintenance services	349,139	343,881
Professional services	2,298,316	1,625,765
Storage and retrieval services	269,411	276,436
Total revenues	$4,258,430	$3,415,643

James F. DeSocio, President & CEO of Intellinetics, stated, “This was another strong quarter for Intellinetics, with double-digit revenue growth, combined with lower operating expenses, driving significant positive swings in operating income, net income, and Adjusted EBITDA. Growth in SaaS revenue was somewhat lower in the quarter, due largely to timing of orders and renewals, but we anticipate re-acceleration in the second-half of the year as we continue to see strong demand. Intellinetics has built a stable, profitable platform for continued robust top- and bottom-line growth, and we are investing in marketing to help us capture share in the large, growing markets that we serve.”

“We remain specifically focused on cross-selling, and this initiative is driving results,” continued Mr. DeSocio. “The number of customers using more than one of our services has continued to grow as we expand our wallet-share with clients. As a result, we anticipate continued organic growth, both in terms of new customers and expanding our relationships with existing customers, throughout 2023 and into 2024.”

Summary – 2023 Second Quarter Results

Revenues for the three months ended June 30, 2023 were $4,258,430, an increase of 24.7%, organically, as compared with $3,415,643 for the same period in 2022. The increase was driven by a 10.3% increase in SaaS revenue, and a 41.4% increase in professional services fees. The increase in professional services was enabled by our ability to hire and retain people in our document conversion segment.

Total operating expenses decreased 1.2% to $2,294,045, compared to $2,322,717 due to the absence of transaction costs associated with the acquisition of Yellow Folder in the prior-year quarter, as well as a 7% reduction in sales and marketing expenses, partially offset by higher depreciation and amortization (a non-cash expense) and general and administrative costs associated with higher revenue. As a result of higher revenue and lower expenses, income from operations was $296,388, a positive swing of $430,087 compared to a loss from operations of $133,699 in the second quarter last year.

Intellinetics reported net income of $135,734 for the three months ended June 30, 2023 compared to net loss of $374,167 for the same period in 2022, representing an improvement of $509,901. Basic and diluted net income per share for the three months ended June 30, 2023 was $0.03. Basic and diluted net loss per share for the three months ended June 30, 2022 was $(0.09). Adjusted EBITDA improved year over year by $143,903 which was driven by the strong revenue growth.

Summary – 2023 Year-to-Date Results

Yellow Folder, acquired April 1, 2022, contributed $1,738,893 in revenue in the six months ended June 30, 2023, compared to $790,368 in revenue in the six months ended June 20, 2022. Inclusive of the contribution from Yellow Folder, revenues for the six months ended June 30, 2023 were $8,445,263, an increase of 38.0% as compared with $6,119,155 for the same period in 2022. Total operating expenses increased 20.6% to $4,655,885, compared to $3,862,079. Income from operations was $580,387, a positive swing of $621,611 compared to a loss from operations of $41,224 last year. Intellinetics reported net income of $248,297, or $0.06 per basic and diluted share, compared to net loss of $394,293, or $(0.11) per basic and diluted share, for the same period in 2022. Adjusted EBITDA was $1,281,525 compared to $932,235.

2023 Outlook

Based on management’s current plans and assumptions, the Company reiterated expectations that it will continue to grow revenues and Adjusted EBITDA on a year-over-year basis for 2023.

Conference Call

Intellinetics is holding a conference call to discuss these results on a live webcast at 4:30 p.m. ET today. Interested parties can access the webcast through the Intellinetics website at https://ir.intellinetics.com/. Investors can also dial in to the webcast by calling (877) 407-8133 (toll-free) or (201) 689-8040. A replay of the call can also be accessed via phone through August 28, 2023 by dialing (877) 660-6853 (toll-free) or (201) 612-7415 and using replay access code 13740337.

About Intellinetics, Inc.

Intellinetics, Inc. (NYSE American: INLX) is enabling the digital transformation. Intellinetics empowers organizations to manage, store and protect their important documents and data. The Company’s flagship solution, the IntelliCloud™ content management platform, delivers advanced security, compliance, workflow and collaboration features critical for highly regulated, risk-intensive markets. IntelliCloud connects documents to users and the processes they support anytime, anywhere to accelerate innovation and empower organizations to think and work in new ways. In addition, Intellinetics offers business process outsourcing (BPO), document and micrographics scanning services, and records storage. From highly regulated industries like Healthcare/Human Service Providers, K-12, Public Safety, and State and Local Governments, to businesses looking to move away from paper-based processes, Intellinetics is the all-in-one, compliant, document management solution. Intellinetics is headquartered in Columbus, Ohio. For additional information, please visit www.intellinetics.com.

Cautionary Statement

Statements in this press release which are not purely historical, including statements regarding future business and growth, future revenues, including 2023 revenues, outlook, and organic revenue growth from both new and existing customers, market share, growth of our markets, demand for our SaaS solutions, sustainable profitability, continued growth of SaaS revenue, cross-selling efforts and other synergies associated with our acquisition of Yellow Folder; execution of Intellinetics’ business plan, strategy, direction and focus; and other intentions, beliefs, expectations, representations, projections, plans or strategies regarding future growth, financial results, and other future events are forward-looking statements. The forward-looking statements involve risks and uncertainties including, but not limited to, the risks associated with the effect of changing economic conditions including inflationary pressures, challenges with hiring and maintaining a stable workforce, Intellinetics’ ability to execute on its business plan and strategy, customary risks attendant to acquisitions, trends in the products markets, variations in Intellinetics’ cash flow or adequacy of capital resources, market acceptance risks, the success of Intellinetics’ solutions providers, including human services, health care, and education, technical development risks, and other risks, uncertainties and other factors discussed from time to time in its reports filed with or furnished to the Securities and Exchange Commission, including in Intellinetics’ most recent annual report on Form 10-K as well as subsequently filed reports on Form 8-K. Intellinetics cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Intellinetics disclaims any obligation and does not undertake to update or revise any forward-looking statements in this press release. Expanded and historical information is made available to the public by Intellinetics on its website at www.intellinetics.com or at www.sec.gov.

CONTACT:

FNK IR

Tom Baumann / Rob Fink

646.349.6641 / 646.809.4048

INLX@fnkir.com

Joe Spain, CFO

Intellinetics, Inc.

614.921.8170 investors@intellinetics.com

Non-GAAP Financial Measures

Intellinetics uses non-GAAP Adjusted EBITDA as supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (GAAP). A non-GAAP financial measure is a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different from the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of a company.

Adjusted EBITDA: Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income, operating income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or a measure of our liquidity. Intellinetics urges investors to review the reconciliation of non-GAAP Adjusted EBITDA to the comparable GAAP Net Loss, which is included in this press release, and not to rely on any single financial measure to evaluate Intellinetics’ financial performance.

We believe that Adjusted EBITDA is a useful performance measure and is used by us to facilitate a comparison of our operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone. We define “Adjusted EBITDA” as earnings before interest expense, any income taxes, depreciation and amortization expense, stock-based compensation, note conversion and note or equity offer warrant or stock expense, gain or loss on debt extinguishment, change in fair value of contingent consideration, and transaction costs.

Reconciliation of Net Income to Adjusted EBITDA

	For the Three Months Ended June 30,
	2023	2022
Net income (loss) - GAAP	$135,734	$(374,167)
Interest expense, net	160,654	240,468
Depreciation and amortization	239,803	200,919
Stock-based compensation	115,455	102,992
Change in fair value of earnout liabilities	-	52,301
Transaction costs	-	285,230
Adjusted EBITDA	$651,646	$507,743

	For the Six Months Ended June 30,
	2023	2022
Net income (loss) - GAAP	$248,297	$(394,293)
Interest expense, net	332,090	353,069
Depreciation and amortization	467,521	318,221
Stock-based compensation	233,617	183,452
Change in fair value of earnout liabilities	-	116,505
Transaction costs	-	355,281
Adjusted EBITDA	$1,281,525	$932,235

Recurring Revenue: Recognized revenue for any applicable period that we characterize as being recurring in nature, without regard to contract start or end dates or renewal rates. It includes the following revenue types: SaaS subscription agreements, maintenance contracts related to perpetual software licenses, storage and retrieval services, and professional services revenues in the nature of business process outsourcing. It excludes revenues of a type that are not expected to recur, primarily perpetual licenses, most document conversion services, and other professional services that are project based. Recurring revenue is not determined by reference to deferred revenue, unbilled revenue, or any other GAAP financial measure over any period, so the Company has not reconciled the Recurring Revenues to any GAAP measure. Recurring revenue should not be extrapolated into a precise prediction of future revenues, because it does not take into account our contract start and end dates and our renewal rates. Management believes that reviewing this metric, in addition to GAAP results, helps investors and financial analysts understand the value of Intellinetics’ recurring revenue streams versus prior periods.

Reconciliation of revenues to recurring revenues:

	For the three months ended June 30,
	2023	2022

Revenues as reported:
Sale of software	$63,646	$11,105
Software as a service	1,277,918	1,158,456
Software maintenance services	349,139	343,881
Professional services	2,298,316	1,625,765
Storage and retrieval services	269,411	276,436
Total revenues	$4,258,430	$3,415,643

Revenues – recurring only:
Sale of software – recurring	$-	$-
Software as a service – recurring	1,182,483	1,072,323
Software maintenance services – recurring	349,139	343,881
Professional services – recurring	704,835	664,494
Storage and retrieval services – recurring	230,609	203,237
Total recurring revenues	$2,467,066	$2,283,935

Revenues – non-recurring only:
Sale of software – non-recurring only	$63,646	$11,105
Software as a service – non-recurring only[1]	95,435	86,133
Software maintenance services – non-recurring only	-	-
Professional services – non-recurring only	1,593,481	961,271
Storage and retrieval services – non-recurring only	38,802	73,199
Total non-recurring revenues	$1,791,364	$1,131,708

Total recurring and non-recurring revenues	$4,258,430	$3,415,643

Note 1 – Software as a service non-recurring revenue is comprised of professional services setup fees which are recognized ratably over the initial contract period. They do not renew, and are therefore non-recurring. Under ASC 606, they are deemed essential to the functionality of the subscription Software as a service, and are therefore recognized together with the subscription Software as a service revenue.

Total Contract Value: Estimated total future revenues from contracts signed during the period. This refers to contracts or projects that have been awarded by our customers, and it presumes the provision of all software, subscription services, and/or professional services, with no termination of any awarded contracts. There can be no guarantee that all work will be completed during any fiscal period, or that the contracts will not be terminated before all the estimated future revenues are earned, received, and/or recognized. Total Contract Value is a performance measure that the Company believes provides useful information to its management and investors as it allows the Company to better track the Company’s current sales performance, without any adjustment to exclude revenues that will not be earned, received, or recognized until future periods. Total Contract Value includes new sales in all our revenue categories, including SaaS, perpetual software licenses, maintenance, storage and retrieval, and professional services, to new or existing customers. It excludes renewals (and price increases on renewals if any). Total Contract Value is not a substitute for total revenue. There is no GAAP measure that is comparable to Total Contract Value, so the Company has not reconciled the Total Contract Value to any GAAP measure.

INTELLINETICS, INC. and SUBSIDIARIES

Condensed Consolidated Balance Sheets

	(unaudited)
	June 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash	$1,130,487	$2,696,481
Accounts receivable, net	1,326,986	1,121,083
Accounts receivable, unbilled	1,038,013	596,410
Parts and supplies, net	72,569	73,221
Contract assets	96,470	80,378
Prepaid expenses and other current assets	337,373	325,466
Total current assets	4,001,898	4,893,039

Property and equipment, net	1,024,776	1,068,706
Right of use assets, operating	2,895,784	3,200,191
Right of use asset, finance	170,194	154,282
Intangible assets, net	4,164,492	4,419,646
Goodwill	5,789,821	5,789,821
Other assets	540,121	417,457
Total assets	$18,587,086	$19,943,142

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$356,545	$370,300
Accrued compensation	336,317	411,683
Accrued expenses	181,961	114,902
Lease liabilities, operating - current	711,229	692,074
Lease liability, finance - current	28,303	22,493
Deferred revenues	2,067,744	2,754,064
Earnout liabilities - current	-	700,000
Notes payable - current	709,083	936,966
Total current liabilities	4,391,182	6,002,482

Long-term liabilities:
Notes payable - net of current portion	2,147,139	2,085,035
Notes payable - related party	544,843	529,084
Lease liabilities, operating - net of current portion	2,307,326	2,624,608
Lease liability, finance - net of current portion	145,880	133,131
Total long-term liabilities	5,145,188	5,371,858
Total liabilities	9,536,370	11,374,340

Stockholders’ equity:
Common stock, $0.001 par value, 25,000,000 shares authorized; 4,073,757 shares issued and outstanding at June 30, 2023 and December 31, 2022	4,074	4,074
Additional paid-in capital	30,412,634	30,179,017
Accumulated deficit	(21,365,992)	(21,614,289)
Total stockholders’ equity	9,050,716	8,568,802
Total liabilities and stockholders’ equity	$18,587,086	$19,943,142

INTELLINETICS, INC. and SUBSIDIARIES

Condensed Consolidated Statements of Operations

(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022

Revenues:
Sale of software	$63,646	$11,105	$78,939	$75,596
Software as a service	1,277,918	1,158,456	2,516,350	1,589,677
Software maintenance services	349,139	343,881	698,681	680,483
Professional services	2,298,316	1,625,765	4,597,605	3,213,713
Storage and retrieval services	269,411	276,436	553,688	559,686
Total revenues	4,258,430	3,415,643	8,445,263	6,119,155

Cost of revenues:
Sale of software	7,344	7,392	15,525	33,585
Software as a service	258,382	191,188	479,022	282,437
Software maintenance services	15,117	19,185	31,833	37,485
Professional services	1,307,341	918,542	2,494,457	1,766,709
Storage and retrieval services	79,813	90,318	188,154	178,084
Total cost of revenues	1,667,997	1,226,625	3,208,991	2,298,300

Gross profit	2,590,433	2,189,018	5,236,272	3,820,855

Operating expenses:
General and administrative	1,561,939	1,254,862	3,116,550	2,190,553
Change in fair value of earnout liabilities	-	52,301	-	116,505
Transaction costs	-	285,230	-	355,281
Sales and marketing	492,303	529,405	1,071,814	881,519
Depreciation and amortization	239,803	200,919	467,521	318,221

Total operating expenses	2,294,045	2,322,717	4,655,885	3,862,079

Income (loss) from operations	296,388	(133,699)	580,387	(41,224)

Interest expense	(160,654)	(240,468)	(332,090)	(353,069)

Net income (loss)	$135,734	$(374,167)	$248,297	$(394,293)

Basic net income (loss) per share:	$0.03	$(0.09)	$0.06	$(0.11)
Diluted net income (loss) per share:	$0.03	$(0.09)	$0.06	$(0.11)

Weighted average number of common shares outstanding - basic	4,073,757	4,073,757	4,073,757	3,455,761
Weighted average number of common shares outstanding - diluted	4,073,757	4,073,757	4,073,757	3,455,761

INTELLINETICS, INC. and SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(unaudited)

	For the Six Months Ended June 30,
	2023	2022

Cash flows from operating activities:
Net income (loss)	$248,297	$(394,293)
Adjustments to reconcile net income (loss) to net cash used in / provided by operating activities:
Depreciation and amortization	467,521	318,221
Bad debt expense	27,528	2,327
Amortization of deferred financing costs	95,152	90,801
Amortization of debt discount	17,778	53,332
Amortization of right of use asset, financing	14,959	-
Stock issued for services	-	57,500
Stock option compensation	233,617	125,952
Change in fair value of earnout liabilities	-	116,505
Changes in operating assets and liabilities:
Accounts receivable	(233,431)	370,617
Accounts receivable, unbilled	(441,603)	9,703
Parts and supplies	652	(8,442)
Prepaid expenses and other current assets	(27,999)	(146,026)
Accounts payable and accrued expenses	(22,062)	64,641
Operating lease assets and liabilities, net	6,280	15,333
Deferred compensation	-	(50,414)
Deferred revenues	(686,320)	(553,108)
Total adjustments	(547,928)	466,942
Net cash (used in) provided by operating activities	(299,631)	72,649

Cash flows from investing activities:
Cash paid to acquire business, net	-	(6,383,269)
Capitalization of internal use software	(208,417)	(171,205)
Purchases of property and equipment	(82,684)	(98,199)
Net cash used in investing activities	(291,101)	(6,652,673)

Cash flows from financing activities:
Payment of earnout liabilities	(700,000)	(1,018,333)
Proceeds from issuance of common stock	-	5,740,758
Offering costs paid on issuance of common stock and notes	-	(746,342)
Proceeds from notes payable	-	2,364,500
Proceeds from notes payable - related parties	-	600,000
Principal payments on financing lease liability	(12,312)	-
Repayment of notes payable	(262,950)	-
Net cash (used in) provided by financing activities	(975,262)	6,940,583

Net (decrease) increase in cash	(1,565,994)	360,559
Cash - beginning of period	2,696,481	1,752,630
Cash - end of period	$1,130,487	$2,113,189

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$226,570	$208,935
Cash paid during the period for income taxes	$7,708	$9,576

Supplemental disclosure of non-cash financing activities:
Discount on notes payable for warrants	$-	$169,900
Discount on notes payable - related parties for warrants	-	43,113
Warrants issued and extended for common stock issuance costs	-	412,500

Supplemental disclosure of non-cash investing activities relating to business acquisitions:
Accounts receivable	$-	$68,380
Prepaid expenses	-	38,913
Property and equipment	-	30,018
Intangible assets	-	3,888,000
Goodwill	-	3,466,934
Accounts payable	-	(36,446)
Deferred revenues	-	(1,072,530)
Net assets acquired in acquisition	-	6,383,269
Cash used in business acquisition	$-	$6,383,269